Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(259,258)
Unrealized Gain (Loss) on Market Value of Futures	13,503,437
Dividend Income	72
Interest Income	2,400
ETF Transaction Fees	700
Total Income (Loss)	$13,247,351

Expenses
General Partner Management Fees	$35,856
Professional Fees	15,688
Brokerage Commissions	9,898
Directors' Fees and insurance	637
NYMEX License Fee	896
Total Expenses	62,975
Expense Waiver	(18,156)
Net Expenses	$44,819
Net Income (Loss)	$13,202,532

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/20	$67,348,563
Withdrawals (300,000 Shares)	(5,994,405)
Net Income (Loss)	13,202,532

Net Asset Value End of Month	$74,556,690
Net Asset Value Per Share (3,500,000 Shares)	$21.30

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596